ABC-NACO INC.

                          AMENDED AND RESTATED BY-LAWS


                                    ARTICLE I

                                CORPORATE OFFICES

     Section 1. Delaware Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

     Section 2. Other Offices. The Corporation may also have offices at such other places, both within and outside the State of Delaware, as the Board of Directors may from time to time determine as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors, or by the President or the Secretary of the Corporation in the absence of a designation by the Board of Directors, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meeting. An annual meeting of stockholders shall be held each year after the close of the immediately preceding fiscal year of the Corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting of stockholders shall be determined by the President of the Corporation; provided, that if the President does not act, the Board of Directors shall determine the date, time and place of such meeting.

     Section 3. Special Meetings. A special meeting of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. At a special meeting of the stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.

     Section 4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

     Section 6. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one (1) vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to the foregoing sentence, a stockholder may validly grant such authority by (a) executing a writing authorizing another person or persons to act for such stockholder as proxy, (b) authorizing another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder, or (c) any other means permitted under the Delaware General Corporation Law.

     A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 7. Nature of Business at Annual Meeting. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting of stockholders by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting of stockholders by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of stockholders entitled to vote at such annual meeting of stockholders, and (ii) who complies with the notice procedures set forth in this Section 7.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting of stockholders by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary of the Corporation must set forth as to each matter such stockholder proposes to bring before the annual meeting of stockholders (i) a brief description of the business desired to be brought before the annual meeting of stockholders and the reasons for conducting such business at the annual meeting of stockholders, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting of stockholders to bring such business before the meeting.

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting of stockholders in accordance with the procedures set forth in this Section 7; provided, however, that, once business has been properly brought before the annual meeting of stockholders in accordance with such procedures, nothing in this Section 7 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of the Board of an annual meeting of stockholders determines that business was not properly brought before the annual meeting of stockholders in accordance with the foregoing procedures, the Chairman of the Board shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     Section 2. Number and Term of Office. The Board of Directors shall consist of one or more members. The number of directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting of stockholders or a special meeting of stockholders, and in the absence of a resolution shall be eight (8). If and when the Corporation's Board is a Classified Board, the Board of Directors shall be divided into three (3) classes as nearly equal in number of members as possible. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by such decrease.

     Section 3. Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next election of the class for which such directors shall have been chosen and until their successors are elected and qualified, except as required by law.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of stockholders and at such other time and place as shall from time to time be determined by the Board of Directors.

     Section5. Special Meetings. Special meetings of the Board of Directors may be called by the President on one (1) day's written notice to each director by whom such notice is not waived, given either personally or by mail, telecopy or telegram, and shall be called by the President or the Secretary of the Corporation in like manner and on like notice on the written request of any two
(2)  directors.

     Section 6. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or Committee.

     Section 8. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board may confer. Each such committee shall serve at the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any committee or committees so designated by the Board shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

     Section 10. Compensation. The Board of Directors may establish such compensation for, and reimbursement of the expenses of, directors for attendance at meetings of the Board of Directors or committees, or for other services by directors to the Corporation, as the Board of Directors may determine.

     Section 11. Rules. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these by-laws.

     Section 12. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such meeting, and (ii) who complies with the notice procedures set forth in this
Section  12.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary of the Corporation must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12. If the Chairman of the Board of the meeting determines that a nomination was not made in accordance with the foregoing procedure, the Chairman of the Board shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                                   ARTICLE IV

                                     NOTICES

     Section 1. Generally. Whenever by law or under the provisions of the Certificate of Incorporation or these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telecopy, telegram or telephone, except as otherwise provided by these by-laws.

     Section 2. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                    ARTICLE V

                                    OFFICERS

     Section 1. Generally. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer. The Chairman shall be a member of the Board of Directors. The Board of Directors may also choose any or all of the following: one or more Vice Presidents, a Controller, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person.

     Section 2. Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

     Section 3. Succession. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

     Section 4. Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these by-laws.

     Section 5. Chairman. The Chairman of the Board shall have such powers as are vested in him or her by the Board of Directors, by law or these by-laws. The Chairman shall preside at the meetings of the stockholders and of the Board of Directors.

     Section 6. Chief Executive Officer. The Chief Executive Officer of the Corporation shall have, subject to the supervision and direction of the Board of Directors, general supervision of the business, property and affairs of the Corporation and the powers vested in him or her by the Board of Directors or by these by-laws or which usually attach or pertain to such office. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors, the Chief Executive Officer may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized, and the Chief Executive Officer may (without previous authorization by the Board of Directors) execute such contracts and other instruments as the conduct of the Corporation's business in its ordinary course requires. Notwithstanding the above Sections 5 and 6, the Board of Directors may designate one person to be both the Chairman and the Chief Executive Officer of the Corporation.

     Section 7. President. The President (a) shall be the Chief Operating Officer of the Corporation, reporting to the Chairman, and (b) in the absence or disability of the Chairman, shall perform the duties of the Chairman and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman.

     Section 8. Vice-President. In the absence of the President or in the event of the disability of the President, the Vice-President (or if there be more than one, the Vice-Presidents then in the order of their most recent election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 9. Secretary and Assistant Secretaries. The Secretary of the Corporation shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all proceedings of the meetings of the stockholders and of the Board of Directors and shall perform like duties for the standing committees when requested by the Board of Directors or the President. The Secretary of the Corporation shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors. The Secretary of the Corporation shall perform such duties as may be prescribed by the Board of Directors or the President. The Secretary of the Corporation shall have charge of the seal of the Corporation and authority to affix the seal to any instrument. The Secretary of the Corporation or any Assistant Secretary of the Corporation may attest to the corporate seal by handwritten or facsimile signature. The Secretary of the Corporation shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent has been designated or is otherwise properly accountable. The Secretary of the Corporation shall have authority to sign stock certificates.

     (a) Assistant Secretaries, in the order of their seniority, shall assist the Secretary of the Corporation and, if the Secretary of the Corporation is unavailable or fails to act, perform the duties and exercise the authorities of the Secretary of the Corporation.

     Section  10.  Treasurer  and  Assistant  Treasurers.

     (a) The Treasurer shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Board of Directors or the President. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors and shall render to the Board of Directors and the President, as and when required by them, or any of them, an account of all transactions by the Treasurer.

     (b) Assistant Treasurers, in the order of their seniority, shall assist the Treasurer and, if the Treasurer is unable or fails to act, perform the duties and exercise the powers of the Treasurer.

     Section 11. Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation in accordance with accepted accounting methods and procedures. The Controller shall initiate periodic audits of the accounting records, methods and systems of the Corporation. The Controller shall render to the Board of Directors and the President, as and when required by them, or any of them, a statement of the financial condition of the Corporation.

                                   ARTICLE VI

                                      STOCK

     Section 1. Certificates. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder's name and the number of shares and shall be signed by, or in the name of the Corporation by the Chairman, the Chief Executive Officer, the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

     Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 3. Lost, Stolen or Destroyed Certificates. The Secretary of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary of the Corporation, by the person claiming the certificate of stock to be lost stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the Secretary of the Corporation may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary of the Corporation may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

     Section  4.  Record  Date.

     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                               GENERAL PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

     Section 2. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 3. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     Section 4. Time Periods. In applying any provision of these by-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

     Section 5. Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

     Section 6. Indemnification. Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, general or limited partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the Delaware General Corporation Law or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Section 6. Any repeal or modification of this Section 6 shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

                                  ARTICLE VIII

                                   AMENDMENTS

     Section 1. Amendments. These by-laws may be altered, amended or repealed, or new by-laws may be adopted, by the stockholders or by the Board of Directors.